Exhibit 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan.

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	February 6, 2008
/s/ Betty C. Alewine Betty C. Alewine	Director	February 6, 2008
/s/ Verne G. Istock Verne G. Istock	Director	February 6, 2008
/s/ Barry C. Johnson Barry C. Johnson	Director	February 6, 2008
/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	February 6, 2008
/s/ Bruce M. Rockwell Bruce M. Rockwell	Director	February 6, 2008

Signature	Title	Date
/s/ David B. Speer David B. Speer	Director	February 6, 2008
/s/ Joseph F. Toot, Jr. Joseph F. Toot, Jr.	Director	February 6, 2008
/s/ Theodore D. Crandall Theodore D. Crandall	Senior Vice President and Chief Financial Officer (principal financial officer)	February 6, 2008
/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	February 6, 2008
/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	February 6, 2008

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